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                                  EXHIBIT 99.1

                            STATEMENT UNDER OATH FOR
                           PRINCIPAL EXECUTIVE OFFICER
                PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Kanwar J.S. Chadha, Ph,. D., certify that:

         The Quarterly Report on Form 10-Q for the quarter ended October 31, 2002 of Entrada Networks, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Quarterly Report on Form 10-Q for the quarter ended October 31, 2002 of Entrada Networks, Inc fairly presents, in all material respects, the financial condition and results of operations of Entrada Networks, Inc.

                                            Subscribed and sworn to
                                            before me this 27th day of November


/s/ Kanwar J. S. Chadha                     /s/ Gene R. O'Neal
-----------------------                     ------------------
Name:  Kanwar J.S. Chadha, Ph. D.           Notary Public
Date:  November 27, 2002                    Commission Expires April 14, 2004
                                                       Seal

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